EXHIBIT D

COMPLIANCE CERTIFICATE

To:	The Lenders parties to the
Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of  March 31, 2010 (as amended, modified, renewed or extended from time to time, the “Agreement”) among  Audiovox Corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, ON ITS BEHALF AND ON BEHALF OF THE BORROWER, THAT:

1.      I am a duly elected Financial Officer of the Borrower;

2.  I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its consolidated Subsidiaries during the accounting period covered by the attached financial statements [for quarterly or monthly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3.      The examinations described in the paragraph 2 above did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default  or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement;

4.     I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Agent the notice required by Section 4.7 of the Security Agreement;

5. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s calculation of Consolidated Net Worth (which is not less than $300,000,000), all of which data and computations are true, complete and correct; and

6.     Schedule II hereto sets forth the computations necessary to determine the Applicable Rate commencing on the Business Day this certificate is delivered.

Exhibit D

Described below are the exceptions, if any, to paragraph 3 listing, in detail, the (i) nature of the condition or event which constitutes a Default or Event of Default, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event or (ii) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this   day of March, 2010.

AUDIOVOX CORPORATION

By: /s/Charles M. Stoehr
Name: Charles M. Stoehr
Title:   Senior VP & CFO

Exhibit D

SCHEDULE I

Calculation of Consolidated Net Worth as of March 30, 2010

$359,564,962

Exhibit D

SCHEDULE II

Borrower’s Applicable Rate Calculation

ABR Spread	Euro Dollar

3.50%	4.50%

Exhibit D
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